UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2014

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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

634 Second Street
San Francisco, California 94107
(Address of principal executive offices, zip code)

(415) 901-6030
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 22, 2014, ServiceSource International, Inc. (the "Company") issued a press release announcing its acquisition of Scout Analytics, Inc. In addition, the Company also announced in the press release that it will be holding a conference call on January 22, 2014 at 1:30 P.M. Pacific time (4:30 P.M. Eastern time) to discuss the acquisition and to provide an update on certain of its financial and operating results for the year and quarter ended December 31, 2013. The archived call will be accessible from the Investor Relations section of the ServiceSource website at http://ir.servicesource.com/.

Item 8.01.	Other Events.

As mentioned above, on January 22, 2014, the Company issued a press release announcing its acquisition of Scout Analytics, Inc., a leading provider of predictive analytics for subscription businesses.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated January 22, 2014

The information in the press release attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2014

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Matthew Goldberg
Name:	Matthew Goldberg
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 22, 2014